UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2012

BIODEL INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33451	90-0136863
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

100 Saw Mill Road Danbury, Connecticut	06810
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 796-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On June 27, 2012, the Company completed its previously announced private placement (the “Private Placement”). The final amount of securities issued in the Private Placement was an aggregate of (i) 4,250,020 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (ii) 3,605,607 shares of the Company’s Series B Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”) and (iii) warrants to purchase an aggregate of 2,749,469 shares of Common Stock (the “Warrants”). These securities were issued and sold pursuant to a Securities Purchase Agreement, dated as of June 21, 2012 (the “Securities Purchase Agreement”), by and among the Company and the purchasers named in the Securities Purchase Agreement (the “Purchasers”).

For each unit consisting of a share and Warrant, the Purchasers paid a negotiated price of $2.355, resulting in gross proceeds to the Company, before deducting placement agents’ fees and estimated offering expenses, of approximately $18.5 million. The issuance and sale of the securities in the Private Placement was made pursuant to an exemption from the registration requirements of the Securities Act 1933, as amended, (the “Securities Act”) provided by Section 4(2) thereof and Regulation D promulgated thereunder. The Private Placement was conducted without general solicitation or advertising. Each Purchaser represented that it is an accredited investor with access to information about the Company sufficient to evaluate the investment and that the securities were being acquired without a view to distribution or resale in violation of the Securities Act. The Company intends to file a Form D in accordance with the requirements of Regulation D.

The powers, preferences, rights, qualifications, limitations and restrictions applicable to the Series B Preferred Stock are set forth in the Certificate of Designation of Series B Convertible Preferred Stock (the “Certificate of Designation”), that the Company filed with the Secretary of State of the State of Delaware on June 26, 2012. Additional information regarding the Series B Preferred Stock is included under Item 5.03 of this Current Report on Form 8-K and is incorporated into this item by reference.

The per share exercise price of the Warrants is $2.66. The Warrants are exercisable beginning on the original date of issuance and will expire on the date that is five years after the original date of issuance. A Purchaser is prohibited from exercising a Warrant if, as a result of such exercise, such Purchaser, together with its affiliates, would beneficially own more than 9.98% of the total number of shares of Common Stock then issued and outstanding.

Pursuant to the Securities Purchase Agreement, the Company agreed to file a Registration Statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) within 30 days after the closing of the Private Placement to register the resale of the shares of Common Stock issued and sold in the Private Placement, the shares of Common Stock issuable upon conversion of the Series B Preferred Stock issued and sold in the Private Placement and the shares of Common Stock issuable upon exercise of the Warrants. The Company also agreed to use its best efforts to have the Registration Statement declared effective within 90 days after the closing of the Private Placement, or within 120 days if the Commission determines to review the Registration Statement.

The form of the Securities Purchase Agreement was previously filed by the Company and is incorporated herein by reference. A copy of the Certificate of Designation is attached as Exhibit 4.8 hereto and is incorporated herein by reference. The form of Warrant was previously filed by the Company and is incorporated herein by reference. The foregoing description of the material terms of the Securities Purchase Agreement, the Certificate of Designation and the Warrants does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the completion of the Private Placement, on June 26, 2012, the Company filed the Certificate of Designation with the Secretary of State of the State of Delaware. The Certificate of Designation sets forth the powers, preferences, rights, qualifications, limitations and restrictions applicable to the Series B Preferred Stock. Each share of Series B Preferred Stock is convertible into one share of Common Stock at any time at the option of the holder, except that the Securities Purchase Agreement provides that a holder will be prohibited from converting Series B Preferred Stock into shares of Common Stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than 9.98% of the total number of shares of Common Stock then issued and outstanding. In the event of the Company’s liquidation, dissolution or winding up, holders of the Series B Preferred Stock will receive a payment equal to $0.01 per share of Series B Preferred Stock before any proceeds are distributed to the holders of Common Stock. After the payment of this preferential amount, and subject to the rights of holders of any class or series of capital stock hereafter created specifically ranking by its terms senior to the Series B Preferred Stock, holders of Series B Preferred Stock and holders of the Company’s Series A Convertible Preferred Stock, par value $0.01 per share, will participate ratably in the distribution of any remaining assets with the Common Stock and any other class or series of the Company’s capital stock hereafter created that participates with the Common Stock in such distributions. Shares of Series B Preferred Stock will generally have no voting rights, except as required by law and except that the consent of holders of a majority of the outstanding Series B Preferred Stock will be required to amend the terms of the Series B Preferred Stock or the Certificate of Designation. Holders of Series B Preferred Stock are entitled to receive, and the Company is required to pay, dividends on shares of the Series B Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends (other than dividends in the form of Common Stock) actually paid on shares of the Common Stock when, as and if such dividends (other than dividends in the form of Common Stock) are paid on shares of the Common Stock.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2012	BIODEL INC.

	By:	/s/ Paul S. Bavier
Paul S. Bavier
General Counsel

EXHIBIT INDEX

Exhibit No.	Description

4.8*	Certificate of Designation of Series B Convertible Preferred Stock

4.9(1)	Form of Warrant

10.1(2)	Securities Purchase Agreement, dated June 21, 2012, by and among the Company and the purchasers listed in Exhibit A thereto

*	Filed herewith.

(1)	Filed as Exhibit 4.9 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 22, 2012 and incorporated herein by reference.

(2)	Filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 22, 2012 and incorporated herein by reference.